Exhibit 1.1

COMMUNITY HEALTH SYSTEMS, INC.

(a Delaware corporation)

23,400,870 Shares of Common Stock

UNDERWRITING AGREEMENT

Dated:  April 19, 2004

Table of Contents

SECTION 1.	Representations and Warranties.
(a)	Representations and Warranties by the Company
(b)	Representations and Warranties by the Selling Shareholders
(c)	Officer’s Certificates, Selling Shareholder Certificates

SECTION 2.	Sale and Delivery to Underwriters; Closing.
(a)	Initial Securities
(b)	Option Securities
(c)	Payment
(d)	Denominations; Registration

SECTION 3.	Covenants of the Company.
(a)	Compliance with Securities Regulations and Commission Requests
(b)	Filing of Amendments
(c)	Delivery of Registration Statements
(d)	Delivery of Prospectuses
(e)	Continued Compliance with Securities Laws
(f)	Blue Sky Qualifications
(g)	Rule 158
(h)	Listing
(i)	Restriction on Sale of Securities
(j)	Reporting Requirements

SECTION 4.	Payment of Expenses.
(a)	Expenses
(b)	Expenses of the Selling Shareholders
(c)	Termination of Agreement
(d)	Allocation of Expenses

SECTION 5.	Conditions of Underwriters’ Obligations.
(a)	Effectiveness of Registration Statement
(b)	Opinion of Counsel for the Company
(c)	Opinion of Counsel for the Selling Shareholders
(d)	Opinion of Counsel for the Underwriters
(e)	Officers’ Certificate
(f)	Certificate of the Selling Shareholder
(g)	Accountant’s Comfort Letter
(h)	Bring-down Comfort Letter
(i)	Approval of Listing
(j)	Lock-up Agreements
(k)	Form W-8 or W-9
(l)	Conditions to Purchase of Option Securities

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(m)	Additional Documents
(n)	Termination of Agreement

SECTION 6.	Indemnification.
(a)	Indemnification of the Underwriters by the Company and CHS
(b)	Indemnification of the Underwriters by the Forstmann Little & Co. Selling Shareholders
(c)	Indemnification of the Underwriters by the Other Selling Shareholders
(d)	Indemnification of the Company, Directors, Officers and Selling Shareholders
(e)	Actions Against Parties; Notification
(f)	Settlement Without Consent If Failure to Reimburse
(g)	Other Agreements with Respect to Indemnification

SECTION 7.	Contribution.

SECTION 8.	Representations, Warranties and Agreements to Survive Delivery.

SECTION 9.	Termination of Agreement.
(a)	Termination; General
(b)	Liabilities

SECTION 10.	Default by One or More of the Underwriters.

SECTION 11.	Default by One or More of the Selling Shareholders.

SECTION 12.	Notices.

SECTION 13.	Parties.

SECTION 14.	GOVERNING LAW AND TIME.

SECTION 15.	Effect of Headings.

SCHEDULES

Schedule A -	List of Underwriters
Schedule B -	List of Selling Shareholders
Schedule C -	Pricing Information
Schedule D -	Forstmann Little & Co. Selling Shareholders
Schedule E -	List of Persons Subject to Lock-Up

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EXHIBITS

Exhibit A-1 -	Form of Opinion of Company’s General Counsel
Exhibit A-2 -	Form of Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP
Exhibit A-3 -	Form of Opinion of Selling Shareholders’ Counsel
Exhibit B -	Form of Lock-Up Letter

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COMMUNITY HEALTH SYSTEMS, INC.

(a Delaware corporation)

23,400,870 Shares of Common Stock

(Par Value $.01 Per Share)

UNDERWRITING AGREEMENT

April 19, 2004

Goldman, Sachs & Co.

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Banc of America Securities LLC

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

UBS Securities LLC

Wachovia Capital Markets, LLC
as Representatives of the several Underwriters

c/o Goldman, Sachs & Co.

85 Broad Street

New York, NY  10004 and

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

North Tower

New York, New York  10080

Ladies and Gentlemen:

Community Health Systems, Inc., a Delaware corporation (the “Company”), CHS/Community Health Systems, Inc., a Delaware corporation (“CHS”), and the persons listed in Schedule B hereto under the heading “Selling Shareholders” (the “Selling Shareholders”) confirm their respective agreements with Goldman, Sachs & Co. (“Goldman Sachs”), Merrill Lynch & Co., and Merrill Lynch, Pierce, Fenner & Smith

Incorporated (“Merrill Lynch”) and each of the other Underwriters named in Schedule A hereto (collectively, the “Underwriters”, which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Goldman Sachs, Merrill Lynch, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., UBS Securities LLC and Wachovia Capital Markets, LLC, are acting as representatives (in such capacity, the “Representatives”), with respect to the sale by the Selling Shareholders, acting severally and not jointly, and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of shares of Common Stock, par value $.01 per share, of the Company (“Common Stock”) set forth in said Schedules A and B hereto, and with respect to the grant by certain Selling Shareholders to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of up to 3,510,130 additional shares of Common Stock for the sole purpose of covering the sale of shares of Common Stock in excess of the number of Initial Securities (as hereinafter defined).  The aforesaid 23,400,870 shares of Common Stock (the “Initial Securities”) to be purchased by the Underwriters and all or any part of the 3,510,130 shares of Common Stock subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities”.

The Underwriters will concurrently enter into an Agreement Among Underwriters dated the date hereof providing for the coordination of certain transactions among the Underwriters under the direction of Goldman Sachs.

The Company, CHS and the Selling Shareholders understand that the Underwriters propose to make a public offering of the Securities as soon as the Representatives deem advisable after this Agreement has been executed and delivered.

The Company has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (No. 333-112084) and pre-effective Amendments No. 1 filed on February 26, 2004, No. 2 filed on March 12, 2004 and No. 3 filed on April 2, 2004, thereto for the registration of the Securities under the Securities Act of 1933, as amended (the “1933 Act”), and the offering thereof from time to time in accordance with Rule 415 of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”).  Such registration statement has been declared effective by the Commission, and the Company has filed such post-effective amendments thereto as may be required prior to the execution of this Agreement and each such post-effective amendment has been declared effective by the Commission.  Such registration statement (as so amended, if applicable), including the information, if any, deemed to be a part thereof pursuant to Rule 430A(b) of the 1933 Act Regulations (the “Rule 430A Information”), is referred to herein as the “Registration Statement”; and the final prospectus and the final prospectus supplement relating to the offering of the Securities, in the forms first furnished to the Underwriters by the Company for use in connection with the offering of the Securities, are collectively referred to herein as the

“Prospectus”; provided, however, that all references to the “Registration Statement” and the “Prospectus” shall also be deemed to include all documents incorporated therein by reference pursuant to the Securities Exchange Act of 1934, as amended (the “1934 Act”); provided, further, that if the Company files a registration statement with the Commission pursuant to Rule 462(b) of the 1933 Act Regulations (the “Rule 462(b) Registration Statement”), then all references to “Registration Statement” shall also be deemed to include the Rule 462(b) Registration Statement.  A “preliminary prospectus” shall be deemed to refer to (i) any prospectus used before the Registration Statement became effective and (ii) any prospectus that omitted, as applicable, the Rule 430A Information or other information to be included upon pricing in a form of prospectus filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations and was used after such effectiveness and prior to the initial delivery of the Prospectus to the Underwriters by the Company.  For purposes of this Underwriting Agreement, all references to the Registration Statement, Prospectus or preliminary prospectus or to any amendment or supplement to any of the foregoing shall be deemed to include any copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained”, “included” or “stated” (or other references of like import) in the Registration Statement, Prospectus or preliminary prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be; and all references in this Underwriting Agreement to amendments or supplements to the Registration Statement, Prospectus or preliminary prospectus shall be deemed to include the filing of any document under the 1934 Act which is incorporated by reference in the Registration Statement, Prospectus or preliminary prospectus, as the case may be, after the execution of this Agreement and at or prior to Closing Time or any Date of Delivery.

SECTION 1.           Representations and Warranties.

(a)           Representations and Warranties by the Company.  The Company and CHS represent and warrant to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and if any Option Securities are purchased, as of each Date of Delivery referred to in Section 2(b) hereof, and agrees with each Underwriter, as follows:

(i)            Compliance with Registration Requirements.  Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with in all material respects.

At the respective times the Registration Statement (including any Rule 462(b) Registration Statement) and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), the Registration Statement (including any Rule 462(b) Registration Statement) and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  At the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, neither the Prospectus nor any amendments or supplements thereto, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or the Prospectus.

Each preliminary prospectus and the Prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied when so filed in all material respects with the 1933 Act Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(ii)           Incorporated Documents.  The documents incorporated or deemed to be incorporated by reference in the Registration Statement and the Prospectus, when they became effective or at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”) and, when read together with the other information in the Prospectus, at the date of the Prospectus, at the Closing Time and at each Date of Delivery, if any, did not and will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(iii)          Independent Accountants.  The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(iv)          Financial Statements.  The consolidated financial statements included in the Registration Statement and the Prospectus, together with the related schedules and notes, present fairly, in all material respects, the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied, except as set forth in the notes to the financial statements, on a consistent basis throughout the periods involved.  The supporting schedules included in the Registration Statement present fairly, in all material respects, in accordance with GAAP the information required to be stated therein.  The selected consolidated financial and other data and the summary consolidated financial and other data included in the Prospectus present fairly, in all material respects, the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement.

(v)           No Material Adverse Change in Business.  Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

(vi)          Good Standing of the Company.  The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the

Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing could not result in a Material Adverse Effect.

(vii)         Good Standing of Subsidiaries.  (A)  Each “significant subsidiary” of the Company (as such term is defined in Rule 1-02 of Regulation S-X) and CHS, Community Health Investment Corporation, Community Health Systems Professional Services Corporation and Hallmark Healthcare Corporation and each other subsidiary which is a hospital holding company or operates one or more hospitals (each a “Subsidiary” and, collectively, the “Subsidiaries”) has been duly organized or formed and is validly existing as a corporation, partnership or limited liability company, as the case may be, in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate, partnership or limited liability company power and authority, as the case may be, to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation, partnership or limited liability company, as the case may be, to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.  Except (i) as otherwise disclosed in Exhibit 21 to the Form 10-K for the fiscal year ended December 31, 2003, as amended (the “2003 Form 10-K”), and (ii) with respect to the pledge of shares of capital stock under the Company’s senior secured credit facility, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.  The only subsidiaries of the Company are (a) the subsidiaries listed on Exhibit 21 to the 2003 Form 10-K and (b) certain other subsidiaries which, considered in the aggregate as a single Subsidiary, do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.

(B)           Except to the extent disclosed in Exhibit 21 to the 2003 Form 10-K, each of the hospitals described in the Prospectus as owned or leased by the Company is owned or leased and operated by a Subsidiary of which the Company directly or indirectly owns 100% of the outstanding ownership interests.  Except as disclosed in the Prospectus, there are no encumbrances or restrictions on the ability of any Subsidiary (i) to pay any dividends or make any distributions on such Subsidiary’s capital stock, (ii) to make any loans or advances to, or investments in, the Company, CHS or any other Subsidiary, or (iii) to transfer any of its property or assets to the Company, CHS or any other Subsidiary.

(viii)        Capitalization.  The shares of issued and outstanding capital stock of the Company including, without limitation, the Securities to be sold by the Selling Shareholders have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.  The shares of issued and outstanding capital stock of the Company have been issued in compliance, in all material respects, with all federal and state securities laws.  Except as disclosed in the Prospectus, there are no outstanding options or warrants to purchase, or any preemptive rights or other rights to subscribe for or to purchase, any securities or obligations convertible into, or any contracts or commitments to issue or sell, shares of the Company’s capital stock or any such options, warrants, rights, convertible securities or obligations. The description of the Company’s stock option and purchase plans and the options or other rights granted and exercised thereunder included in the Prospectus accurately and fairly describe, in all material respects, the information required to be shown with respect to such plans, arrangements, options and rights.

(ix)           Authorization of Agreement.  This Agreement has been duly authorized, executed and delivered by the Company.

(x)            Description of Securities.  The Common Stock conforms, in all material respects, to all statements relating thereto contained in the Prospectus and such description conforms to the rights set forth in the Company’s Restated Certificate of Incorporation; no holder of the Securities will be subject to personal liability by reason of being such a holder; and the Securities were not issued in violation of the preemptive or other similar rights of any securityholder of the Company.

(xi)           Absence of Defaults and Conflicts.  Neither the Company nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, “Agreements and Instruments”), except for such defaults under Agreements and Instruments that would not reasonably be expected to result in a Material Adverse Effect; and the execution, delivery and performance of this

Agreement and the consummation of the transactions contemplated in this Agreement and in the Registration Statement and compliance by the Company and CHS with their obligations under this Agreement have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, CHS or any of their subsidiaries pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not reasonably be expected to result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or by-laws of the Company, CHS or any of their subsidiaries or, any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company, CHS or any of their subsidiaries or any of their assets, properties or operations.  As used herein, a “Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company, CHS or any of their subsidiaries.

(xii)          Absence of Labor Dispute.  No material labor dispute with the employees of the Company, CHS or any of their subsidiaries exists or, to the knowledge of the Company or CHS, is imminent, and neither the Company nor CHS is aware of any existing or imminent labor disturbance by the employees of any of their or any of their subsidiaries’ principal suppliers or contractors, which would reasonably be expected to result in a Material Adverse Effect.

(xiii)         Absence of Proceedings.  There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending (other than any sealed “qui tam” actions of which neither the Company nor CHS has any knowledge), or, to the knowledge of the Company or CHS, threatened, against or affecting the Company, CHS or any of their subsidiaries, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which would reasonably be expected to result in a Material Adverse Effect, or which could materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, or the performance by the Company or CHS of their obligations hereunder; the aggregate of all pending legal or governmental proceedings to which the Company, CHS or any of their subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not reasonably be expected to result in a Material Adverse Effect.

(xiv)        Accuracy of Exhibits.  There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and/or filed as required.

(xv)         Possession of Intellectual Property.  The Company, CHS and their subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on in all material respects the business now operated by them, and none of the Company, CHS or any of their subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which could render any Intellectual Property invalid or inadequate to protect the interest of the Company, CHS or any of their subsidiaries therein, except for such infringements or conflicts (if the subject of any unfavorable decision, ruling or finding) or invalidities or inadequacies which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xvi)        Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company or CHS of their obligations hereunder, in connection with the offering or sale of the Securities under this Agreement or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and foreign or state securities or blue sky laws.

(xvii)       Possession of Licenses and Permits.  The Company, CHS and their subsidiaries possess such permits, licenses, provider numbers, certificates, approvals (including, without limitation, certificate of need approvals), consents, orders, certifications (including, without limitation, certification under the Medicare and Medicaid programs), accreditations (including, without limitation, accreditation by the Joint Commission on Accreditation of Healthcare Organizations) and other authorizations (collectively, “Governmental Licenses”) issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them (including, without limitation, Governmental

Licenses as are required (i) under such federal and state healthcare laws as are applicable to the Company, CHS and their subsidiaries and (ii) with respect to those facilities operated by the Company, CHS or any of their subsidiaries that participate in the Medicare and/or Medicaid programs, to receive reimbursement thereunder), except where the failure to possess such Government Licenses or to make such declarations and filings would not reasonably be expected to result in a Material Adverse Effect; the Company, CHS and their subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not reasonably be expected to result in a Material Adverse Effect; and none of the Company, CHS or any of their subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in a Material Adverse Effect.  All of the hospitals operated by the Company, CHS and their subsidiaries are “providers of services” as defined in the Social Security Act and the regulations promulgated thereunder and are eligible to participate in the Medicare and Medicaid programs.

(xviii)      Accounts Receivable.  The accounts receivable of the Company, CHS and their subsidiaries have been and will continue to be adjusted to reflect material changes in the reimbursement policies of third party payors such as Medicare, Medicaid, private insurance companies, health maintenance organizations, preferred provider organizations, managed care systems and other third party payors (including, without limitation, Blue Cross plans).  The accounts receivable, after giving effect to the allowance for doubtful accounts, relating to such third party payors do not and shall not materially exceed amounts the Company, CHS and their subsidiaries are entitled to receive.

(xix)         Compliance with Social Security Act and Other Federal Enforcement Initiatives.  Neither the Company and CHS nor, to the knowledge of the Company and CHS, any officers, directors or stockholders, employees or other agents of the Company, CHS or any of their subsidiaries or the hospitals operated by them, has engaged in any activities which are prohibited under Federal Medicare and Medicaid statutes including, but not limited to, 42 U.S.C. §§ 1320a-7 (Program Exclusion), 1320a-7a (Civil Monetary Penalties), 1320a-7b (the Anti-kickback Statute), 42 U.S.C. § 1395nn and 1396b (the “Stark” law, prohibiting certain self-referrals), or any other federal law, including, but not limited to, the federal TRICARE statute, 10 U.S.C. §1071 et seq., the Federal Civil False Claims Act, 31 U.S.C. §§ 3729-32, Federal Criminal False Claims

Act, 18 U.S.C. § 287, False Statements Relating to Health Care Matters, 18 U.S.C. § 1035, Health Care Fraud, 18 U.S.C. § 1347, or the federal Food, Drug & Cosmetics Act, 21 U.S.C. § 360aaa, or any regulations promulgated pursuant to such statutes, or related state or local statutes or regulations or any rules of professional conduct, including but not limited to the following:  (i) knowingly and willfully making or causing to be made a false statement or representation of a material fact in any applications for any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (ii) knowingly and willfully making or causing to be made any false statement or representation of a material fact for use in determining rights to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties); (iii) failing to disclose knowledge by a claimant of the occurrence of any event affecting the initial or continued right to any benefit or payment under the Medicare or Medicaid program or from any third party (where applicable federal or state law prohibits such payments to third parties) on its own behalf or on behalf of another, with intent to secure such benefit or payment fraudulently; (iv) knowingly and willfully offering, paying, soliciting or receiving any remuneration (including any kickback, bribe or rebate), directly or indirectly, overtly or covertly, in cash or in kind (a) in return for referring an individual to a Person for the furnishing or arranging for the furnishing of any item or service for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties), or (b) in return for purchasing, leasing or ordering or arranging for or recommending the purchasing, leasing or ordering of any good, facility, service, or item for which payment may be made in whole or in part by Medicare or Medicaid or any third party (where applicable federal or state law prohibits such payments to third parties); (v) knowingly and willfully referring an individual to a person with which they have ownership or certain other financial arrangements (where applicable federal law prohibits such referrals); and (vi) knowingly and willfully violating any enforcement initiative instituted by any governmental agency (including, without limitation, the Office of the Inspector General and the Department of Justice), except for any such activities which are specifically described in the Prospectus or which would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect.

(xx)          Regulatory Filings.  None of the Company, CHS or any of their subsidiaries or any of the hospitals operated by any of them has failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to be so in compliance could not, individually or in the aggregate, have a Material Adverse Effect.  Except as described in the Prospectus, all such filings or submissions were in compliance with applicable laws when filed and no deficiencies have been asserted by any regulatory commission, agency or authority with respect to any such filings or submissions, except for any such failures to be in compliance or deficiencies which would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxi)         Title to Property.  The Company, CHS and their subsidiaries have good and marketable title to all real property owned by them and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectus or (b) do not, singly or in the aggregate, in a manner that would reasonably be expected to result in a Material Adverse Effect, affect the value of such property or interfere with the use made or proposed to be made of such property by the Company, CHS or any of their subsidiaries; and all of the leases and subleases of the Company and their subsidiaries, considered as one enterprise, and under which the Company, CHS or any of their subsidiaries holds properties described in the Prospectus, are in full force and effect, and none of the Company, CHS or any of their subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company, CHS or any of their subsidiaries under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company, CHS or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease, except where the failure to be in full force and effect or such claim would not reasonably be expected to have a Material Adverse Effect.

(xxii)        Investment Company Act.  None of the Company, CHS or their subsidiaries is an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the Investment Company Act of 1940, as amended (the “1940 Act”).

(xxiii)       Environmental Laws.  Except as described in the Registration Statement and except as would not, singly or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) none of the Company, CHS, their subsidiaries or any of the hospitals owned, leased or operated by them is in violation of any federal, state, local or foreign statute, law, rule, regulation, standard, guide, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health or safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances (including, without limitation, asbestos, polychlorinated biphenyls, urea-formaldehyde insulation, petroleum or petroleum products) (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling, release or threatened release of Hazardous Materials (collectively, “Environmental Laws”), (B) the Company, CHS, their subsidiaries and each of the hospitals owned, leased or operated by them have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (C) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company, CHS, their subsidiaries or any of the hospitals owned, leased or operated by them and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company, CHS, any of their subsidiaries or any of the hospitals owned, leased or operated by them relating to Hazardous Materials or any Environmental Laws.

(xxiv)       Registration Rights.  Except as specifically set forth in the agreements listed as exhibits to the 2003 Form 10-K, there are no persons with registration rights or other similar rights to have any securities of the Company, CHS or any of their subsidiaries registered pursuant to the Registration Statement or otherwise registered by the Company or any other person under the 1933 Act.  Each person who has registration rights or other similar rights to have any securities of the Company, CHS or any of their subsidiaries registered pursuant to the Registration Statement has received a notice of election from the Company with respect to the Registration Statement and each such person either (i) is listed as a Selling Shareholder on Schedule B hereto, or (ii) has waived their rights to include their shares in the Registration Statement pursuant to the instructions contained in such notice of election.

(xxv)        Insurance.  The Company, CHS and each of their subsidiaries and each of the hospitals owned, leased or operated by them are insured by insurers of recognized financial responsibility (provided that, for purposes of this representation and warranty, it is agreed that the Company’s captive insurer Community Insurance Group Ltd. is not considered to be an “insurer of recognized financial responsibility”) and are insured against such losses and risks and in such amounts as are prudent and customary in the healthcare industry; none of the Company, CHS, their subsidiaries or any of the hospitals owned, leased or operated by them has been refused any material insurance coverage sought or applied for since January 1, 2003; and neither the Company nor CHS has any reason to believe that it or any of the hospitals owned, leased or operated by them, will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its operations except where the failure to renew or maintain such coverage would not reasonably be expected to result in a Material Adverse Effect.  The officers and directors of the Company are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company believes are prudent and customary for officers’ and directors’ liability insurance of a public company and as the Company believes would cover claims which would reasonably be expected to be made in connection with the issuance of the Securities; and the Company has no reason to believe that it will not be able to renew its existing directors’ and officers’ liability insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to cover its officers and directors.

(xxvi)       Tax Returns and Payment of Taxes.  The Company, CHS and their subsidiaries have timely filed all federal, state, local and foreign tax returns that are required to be filed or has duly requested extensions thereof and all such tax returns are true, correct and complete, except to the extent that any failure to file or request an extension, or any incorrectness would not reasonably be expected to result in a Material Adverse Effect.  The Company, CHS and their subsidiaries have timely paid all taxes shown as due on such filed tax returns (including any related assessments, fines or penalties), except to the extent that any such taxes are being contested in good faith and by appropriate proceedings, or to the extent that any failure to pay would not reasonably be expected to result in a Material Adverse Effect; and adequate charges, accruals and reserves have been provided for in the financial statements referred to in Section 1(a)(iv) above in accordance with GAAP in respect of all Federal, state, local and foreign taxes for all periods as to which the tax liability of the Company, CHS and their subsidiaries has not been finally determined or remains open to examination by applicable taxing authorities except (A) for taxes incurred after the date of the financial statements referred to in Section 1(a)(iv) or (B) where the failure to provide for such charges, accruals and reserves would not reasonably be expected to result in a Material Adverse Effect. The Company is not a “United States real property holding corporation” within the meaning of Section 897(c)(2) of the Internal Revenue Code of 1986, as amended (the “Code”).

(xxvii)      No Stabilization or Manipulation.  None of the Company, CHS or their subsidiaries or, to the best of their knowledge, any of their directors, officers or affiliates has taken or will take, directly or indirectly, any action designed to, or that could be reasonably expected to, cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the Securities Exchange Act of 1934, as amended (the “1934 Act”).

(xxviii)     Certain Transactions.  Except as disclosed in the Prospectus, there are no outstanding loans, advances, or guarantees of indebtedness by the Company, CHS or any of their subsidiaries to or for the benefit of any of the executive officers or directors of the Company or any of the members of the families of any of them that would be required to be so disclosed under the 1933 Act, the 1933 Act Regulations or Form S-3.

(xxix)       Sarbanes-Oxley Act.  The Company is in substantial compliance with the applicable provisions of the Sarbanes-Oxley Act of 2002 that are effective and is actively taking steps to ensure that it will be in compliance with other applicable provisions of the Sarbanes-Oxley Act of 2002 upon the effectiveness of such provisions.

(xxx)        Statistical and Market Data.  The statistical and market-related data included in the Prospectus are derived from sources which the Company and CHS reasonably and in good faith believe to be accurate, reasonable and reliable in all material respects and the statistical and market-related data included in the Prospectus agrees with the sources from which it was derived in all material respects.

(xxxi)       Accounting and other Controls.  The Company has established a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions were, are and will be executed in accordance with management’s general or specific authorization; (ii) transactions were, are and will be recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets was, is and will be permitted only in accordance with a management’s general or specific authorizations; and (iv) the recorded accountability for assets was, is and will be compared with existing assets at reasonable intervals and appropriate action was, is and will be taken with respect to any differences.

(b)           Representations and Warranties by the Selling Shareholders.  Each Selling Shareholder severally represents and warrants to each Underwriter as of the date hereof, as of the Closing Time, and, if the Selling Shareholder is selling Option Securities on a Date of Delivery, as of each such Date of Delivery, and agrees with each Underwriter, as follows:

(i)            Accurate Disclosure.  With respect to each Selling Shareholder, to the extent that any statements or omissions made in the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement thereto are made in reliance upon and in conformity with written information furnished to the Company by such Selling Shareholder expressly for use therein, such preliminary prospectus and the Registration Statement did, and the

Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus, when they become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the 1933 Act and the rules and regulations of the Commission thereunder and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

(ii)           Authorization of Agreements.  Such Selling Shareholder has the full right, power and authority to enter into this Agreement, the Power of Attorney (including any amendments thereto) (the “Power of Attorney”) and the Custody Agreement (including any amendments thereto) (the “Custody Agreement”), and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder under this Agreement.  The execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement, the sale and delivery of the Securities to be sold by such Selling Shareholder, the consummation by such Selling Shareholder of the transactions contemplated under this Agreement and compliance by such Selling Shareholder with its obligations under this Agreement have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

(iii)          Valid and Marketable Title.  Such Selling Shareholder is the beneficial owner of the Securities to be sold by it hereunder free and clear of all liens, encumbrances, equities and claims; upon payment for the Securities to be sold by such Selling Shareholder pursuant to this Agreement, registration of the transfer of such Securities to, and registration of such Securities in the name of, Cede & Co. or such other nominee as may be designated by the Depository Trust Company (“DTC”) and the crediting of such Securities on the books of DTC to the securities accounts (within the meaning of 8-501 of the Uniform Commercial Code as currently in effect in the State of New York (the “UCC”)) of the various

Underwriters (assuming that each of the Underwriters lacks “notice of any adverse claim” (within the meaning of Sections 8-102 and 8-105 of the UCC) to such Securities), (A) the Underwriters will acquire “security entitlements” in respect of such securities (within the meaning of Section 8-102 of the UCC) and (b) no action based on any “adverse claim” (within the meanings of Section 8-102 and 8-502 of the UCC) to such Securities may be asserted against the Underwriters with respect to such security entitlements.

(iv)          Due Execution of Power of Attorney and Custody Agreement.  Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Representatives, the Power of Attorney with Wayne T. Smith, W. Larry Cash and Rachel Seifert, as attorneys-in-fact (the “Attorneys-in-Fact”) and the Custody Agreement with the Company, as custodian (the “Custodian”); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder under this Agreement and to accept payment therefore; and each Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) of this Agreement or that may be required pursuant to Sections 5(l) and 5(m) of this Agreement on behalf of such Selling Shareholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Shareholder under this Agreement, to determine the purchase price to be paid by the Underwriters and to such Selling Shareholder, as provided in Section 2(a) of this Agreement, to authorize the delivery of the Securities to be sold by such Selling Shareholder under this Agreement, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

(v)           Absence of Manipulation.  Such Selling Shareholder has not taken, and will not take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Securities in violation of Regulation M under the 1934 Act.

(vi)          Absence of Further Requirements.  No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by such Selling Shareholder of its obligations under this Agreement or in the Power of Attorney or the Custody Agreement, or in connection with the offer, sale and delivery by such Selling Shareholder of the Securities under this Agreement or the consummation by such Selling Shareholder of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act or the 1933 Act Regulations and state securities laws.

(vii)         Restriction on Sale of Securities.  During the period beginning from the date of the Prospectus and continuing to and including the date 90 days after the date of the Prospectus, such Selling Shareholder will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereafter acquired, by such Selling Shareholder or with respect to which such Selling Shareholder has or hereafter acquires the power of disposition, or file any registration statement under the 1933 Act, with respect to any of the foregoing.  Such Selling Shareholder expressly agrees that the foregoing restriction precludes such Selling Shareholder from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of any shares of Common Stock even if such Shares would be disposed of by someone other than such Selling Shareholder.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of such Selling Shareholder’s shares of Common Stock or with respect to any security that includes, relates to, or derives any significant part of its value from such shares of Common Stock.  Notwithstanding the foregoing, such Selling Shareholder may transfer shares of Common Stock (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth in this Section 1(b)(vii), (ii) to any trust for the direct or indirect benefit of such Selling Shareholder or the immediate family of such Selling Shareholder, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth in this Section 1(b)(vii), and provided further that any such transfer shall not involve a disposition for value, (iii) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that the transferee agrees to be bound in writing by the restrictions set forth in this Section 1(b)(vii), or (iv) with the prior written consent of Goldman Sachs and Merrill Lynch on behalf of the Underwriters.

For purposes of this Section 1(b)(vii), “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if such Selling Shareholder is a corporation, the corporation may transfer the capital stock of the Company to any wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Section 1(b)(vii) and there shall be no further transfer of such capital stock except in accordance with this Section 1(b)(vii), and provided further that any such transfer shall not involve a disposition for value.  Such Selling Shareholder also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of shares of Common Stock except in compliance with the foregoing restrictions.

(viii)        Certificates Suitable for Transfer.  Certificates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such Securities to the Underwriters pursuant to this Agreement.

(ix)           No Association with NASD.  Neither such Selling Shareholder, nor any of its affiliates directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with (within the meaning of Article I, Section 1(q) of the By-laws of the National Association of Securities Dealers, Inc. (the “NASD”) any member firm of the NASD.

(c)           Officer’s Certificates, Selling Shareholder Certificates.  Any certificate signed by any officer of the Company delivered to Goldman Sachs and/or Merrill Lynch, the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by the Company to each Underwriter as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to Goldman Sachs and/or Merrill Lynch, the Representatives or to counsel for the Underwriters shall be deemed a representation and warranty by such Selling Shareholder to the Underwriters as to the matters covered thereby.

SECTION 2.           Sale and Delivery to Underwriters; Closing.

(a)           Initial Securities.  On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, each Selling Shareholder, acting severally and not jointly, agrees to sell to each Underwriter, acting severally and not jointly, and each Underwriter, acting severally and not jointly, agrees to purchase from each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the total number of Initial Securities set forth in Schedule B opposite the name of such Selling Shareholder as the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

(b)           Option Securities.  In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Selling Shareholders that will be selling Option Securities, as indicated by a corresponding amount opposite such Selling Shareholders’ names in the column titled “Maximum Number of Option Securities” in Schedule B, acting severally and not jointly, hereby grant an option to the Underwriters, severally and not jointly, to purchase up to an additional 3,510,130 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C less an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.  The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part from time to time for the sole purpose of covering the sale of a number of Securities in excess of the number of Initial Securities which may be made in connection with the offering and distribution of the Initial Securities upon notice by both Goldman Sachs and Merrill Lynch to the Selling Shareholders setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities.  Any such time and date of delivery for the Option Securities (a “Date of Delivery”) shall be determined by both Goldman Sachs and Merrill Lynch, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined.  If the option is exercised as to all or any portion of the Option Securities, each of the Underwriters, acting severally and not jointly, will purchase that proportion of the total number of Option Securities then being purchased which the number of Initial Securities set forth in Schedule A opposite the name of such Underwriter bears to the total number of Initial Securities and, as to each Selling Shareholder, that proportion which the total number of securities in Schedule B in the column titled “Maximum Number of Option Securities” opposite the name of such Selling Shareholder bears to the total number of Option Securities to be sold by the Selling Shareholder, subject in each case to such adjustments as both Goldman Sachs and Merrill Lynch in their discretion shall make to eliminate any sales or purchases of fractional shares.

(c)           Payment.  Payment of the purchase price for, and delivery of certificates (if any) for, the Initial Securities shall be made at the offices of Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York 10022, or at such other place as shall be agreed upon by both Goldman Sachs, Merrill Lynch and the Selling Shareholders, at 9:00 A.M. (Eastern time) on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by both Goldman Sachs, Merrill Lynch and the Selling Shareholders (such time and date of payment and delivery being herein called “Closing Time”).

In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates (if any) for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by both Goldman Sachs and Merrill Lynch and the Selling Shareholders, on each Date of Delivery as specified in the notice from both Goldman Sachs and Merrill Lynch to the Selling Shareholders.

Payment shall be made to the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Custodian pursuant to each Selling Shareholder’s Power of Attorney and the Custody Agreement, against delivery to the Representatives for the respective accounts of the Underwriters of the Securities to be purchased by them.  It is understood that each Underwriter has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Securities and the Option Securities, if any, which it has agreed to purchase.  Goldman Sachs and/or Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, respectively, to be purchased by any Underwriter whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.

(d)           Denominations; Registration.  Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representatives may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be.  The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

SECTION 3.           Covenants of the Company.

The Company covenants with each Underwriter as follows:

(a)           Compliance with Securities Regulations and Commission Requests.  The Company, subject to Section 3(b), will notify Goldman Sachs and Merrill Lynch immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes.  The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus.  If applicable with respect to any required post-effective amendment, the Company will comply with the requirements of Rule 430A.  The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)           Filing of Amendments.  The Company will give Goldman Sachs and Merrill Lynch notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, whether pursuant to the 1933 Act, the 1934 Act or otherwise, will furnish Goldman Sachs and Merrill Lynch with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which Goldman Sachs and Merrill Lynch or counsel for the Underwriters shall reasonably object.

(c)           Delivery of Registration Statements.  The Company has furnished or will deliver to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein and documents incorporated or deemed to be incorporated by reference therein) and copies of all signed consents and certificates of experts, and will also deliver to the Representatives, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters.  The copies of the

Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(d)           Delivery of Prospectuses.  The Company has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act.  The Company will furnish to each Underwriter, without charge, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request.  The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

(e)           Continued Compliance with Securities Laws.  The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus.  If at any time when a prospectus is required by the 1933 Act or the 1934 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that the Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement any Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

(f)            Blue Sky Qualifications.  The Company will use its best efforts, in cooperation with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as Goldman Sachs and Merrill Lynch may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.  In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification of the Securities in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

(g)           Rule 158.  The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

(h)           Listing.  The Company will use its best efforts to maintain the quotation of the Common Stock on the New York Stock Exchange.

(i)            Restriction on Sale of Securities.  During a period of 90 days from the date of the Prospectus, the Company will not, without the prior written consent of Goldman Sachs and Merrill Lynch, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or securities that are substantially similar to the Common Stock, including, but not limited to, any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.  The foregoing sentence shall not apply to (A) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and referred to in the Prospectus, (B) any shares of Common Stock issued or options to purchase Common Stock granted pursuant to existing stock option or employee benefit plans of the Company referred to in the Prospectus or (C) any shares of Common Stock issued pursuant to any non-employee director stock plan or dividend reinvestment plan or (D) any shares of Common Stock issuable upon conversion of the Company’s 4.25% Convertible Notes due 2008.

(j)            Reporting Requirements.  The Company, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

SECTION 4.           Payment of Expenses.

(a)           Expenses.  The Company and CHS will pay all expenses incident to the performance of their obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Securities, (iii) the preparation, issuance and delivery of the certificates (if any) for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters, (iv) the fees and disbursements of the Company’s counsel, accountants and other advisors, (v) the qualification of the Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus and of the Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of any transfer agent or registrar for the Securities, (ix) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the National Association of Securities Dealers, Inc. (the “NASD”) of the terms of the sale of the Securities (if any), and (x) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange.

(b)           Expenses of the Selling Shareholders.  The Selling Shareholders, jointly and severally, will pay all expenses incident to the performance of their respective obligations under, and the consummation of the transactions contemplated by this Agreement, including (i) any stamp duties, capital duties and stock transfer taxes, if any, payable upon the sale of the Securities to the Underwriters, and (ii) the fees and disbursements of their respective counsel.

(c)           Termination of Agreement.  If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Company, CHS and the Selling Shareholders shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

(d)           Allocation of Expenses.  The provisions of this Section shall not affect any agreement that the Company and the Selling Shareholders may make for the sharing of such costs and expenses.

SECTION 5.                                Conditions of Underwriters’ Obligations.

The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company, CHS and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company, CHS or any of their subsidiaries or on behalf of any Selling Shareholders delivered pursuant to the provisions hereof, to the performance by the Company of their covenants and other obligations hereunder, and to the following further conditions:

(a)                                  Effectiveness of Registration Statement.  The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters.  A prospectus containing the information relating to the Securities, the specific method of distribution and similar matters shall have been filed with the Commission in accordance with Rule 424(b) (or any required post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

(b)                                 Opinion of Counsel for the Company.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of:

(i)                                     Rachel A. Seifert, Senior Vice President, Secretary and General Counsel of the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-1 hereto and to such further effect as counsel to the Underwriters may reasonably request; and

(ii)                                  Fried, Frank, Harris, Shriver & Jacobson LLP, special counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters to the effect set forth in Exhibit A-2 hereto and to such further effect as counsel to the Underwriters may reasonably request.

(c)                                  Opinion of Counsel for the Selling Shareholders.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of each counsel for the Selling Shareholders (which counsel shall be satisfactory to the Representatives), each in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other

Underwriters to the effect set forth in Exhibit A-3 hereto and to such other effect as counsel for the Underwriters may reasonably request.

(d)                                 Opinion of Counsel for the Underwriters.  At Closing Time, the Representatives shall have received the favorable opinion, dated as of Closing Time, of Debevoise & Plimpton LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters in form and substance reasonably satisfactory to the Underwriters.

(e)                                  Officers’ Certificate.  At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, CHS and their subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Representatives shall have received a certificate of the President and Chief Executive Officer and the Executive Vice President and Chief Financial Officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) the Company and CHS have complied with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and, to such person’s knowledge after due inquiry, no proceedings for that purpose have been instituted or are pending or are contemplated by the Commission.

(f)                                    Certificate of the Selling Shareholder.  At Closing Time, the Representatives shall have received a certificate of each Selling Shareholder, dated as of the Closing Time, to the effect that (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and (ii) each Selling Shareholder has complied in all material respects with all agreements and all conditions on its part to be performed under this Agreement at or prior to Closing Time.

(g)                                 Accountant’s Comfort Letter.  At the time of the execution of this Agreement, the Representatives shall have received from Deloitte & Touche LLP a letter, dated such date, in form and substance reasonably satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other. Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectus.

(h)                                 Bring-down Comfort Letter.  At Closing Time, the Representatives shall have received from Deloitte & Touche LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

(i)                                     Approval of Listing.  The Securities shall continue to be listed on the New York Stock Exchange.

(j)                                     Lock-up Agreements.  At the date of this Agreement, the Representatives shall have received an agreement substantially in the form of Exhibit B hereto signed by the persons listed on Schedule E hereto.

(k)                                  Form W-8 or W-9.  At the date of this Agreement, the Representatives shall have received form W-8 or W-9, as required, signed by each Selling Shareholder.

(l)                                     Conditions to Purchase of Option Securities.  In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities, the representations and warranties of the Company and the Selling Shareholders contained herein and the statements in any certificates furnished by the Company or any subsidiary of the Company and the Selling Shareholders hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Representatives shall have received:

(i)                                     Officers’ Certificate.  A certificate, dated such Date of Delivery, of the President and Chief Executive Officer, and of the Executive Vice President and Chief Financial Officer of the Company, confirming that the certificate delivered at the Closing Time pursuant to Section 5(e) hereof remains true and correct as of such Date of Delivery.

(ii)                                  Certificate of Selling Shareholders.  A certificate, dated such Date of Delivery, of each Selling Shareholder selling Option Securities confirming that the certificate delivered at Closing Time pursuant to Section 5(f) remains true and correct as of such Date of Delivery.

(iii)                               Opinion of Counsel for Company.  The favorable opinion of Fried, Frank, Harris, Shriver & Jacobson LLP, special counsel for the Company, together with the favorable opinion of Rachel A. Seifert, Senior Vice President, Secretary and General Counsel of the Company, each in form and substance reasonably satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinions required by Section 5(b) hereof.

(iv)                              Opinion of Counsel for the Selling Shareholders.  The favorable opinion of each counsel for the Selling Shareholders selling Option Securities

(which counsel shall be satisfactory to the Representatives), each in form and substance satisfactory to counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(c) hereof.

(v)                                 Opinion of Counsel for Underwriters.  The favorable opinion of Debevoise & Plimpton LLP, counsel for the Underwriters, dated such Date of Delivery, relating to the Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

(vi)                              Bring-down Comfort Letter.  A letter from Deloitte & Touche LLP, in form and substance reasonably satisfactory to the Representatives and dated such Date of Delivery, substantially in the same form and substance as the letter furnished to the Representatives pursuant to Section 5(h) hereof, except that the “specified date” in the letter furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

(m)                               Additional Documents.  At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters.

(n)                                 Termination of Agreement.  If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representatives by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7 and 8 shall survive any such termination and remain in full force and effect.

SECTION 6.                                Indemnification.

(a)                                  Indemnification of the Underwriters by the Company and CHS.  The Company and CHS jointly and severally agree to indemnify and hold harmless each

Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:

(i)                                     against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if any, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)                                  against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission; provided that (subject to Section 6(f) below) any such settlement is effected with the written consent of the Company; and

(iii)                               against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Goldman Sachs and Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent (A) arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Goldman Sachs and Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if any, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (B) resulting from the fact that a court of competent jurisdiction shall have made a final, non-appealable determination that (1) the untrue statement or omission was corrected in the Prospectus, (2) that at a time sufficiently prior to the Closing Time, the Company furnished copies of the Prospectus in sufficient quantities to such Underwriter, (3) that such Underwriter failed to send or give a copy of the Prospectus to the person asserting such loss, liability, claim, damage or expense prior to the written confirmation or the sale of Securities to such person by such Underwriter as required by the 1933 Act or the 1933 Act Regulations, and (4) that the sending of the Prospectus to the person asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person or persons.

(b)                                 Indemnification of the Underwriters by the Forstmann Little & Co. Selling Shareholders.  The Selling Shareholders listed on Schedule D hereto severally in proportion to the number of Shares to be sold by such Selling Shareholders hereunder, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred; provided, however, that, notwithstanding any provisions in Section 6(a), the aggregate liability of any such Selling Shareholder pursuant to this Section 6(b) shall be limited to the net proceeds received by such Selling Shareholder from the Securities purchased by the Underwriters from such Selling Shareholder pursuant to this Agreement; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent (A) arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if any, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (B) resulting from the fact that a court of competent jurisdiction shall have made a final, non-appealable determination that (1) the untrue statement or omission was corrected in the Prospectus, (2) that at a time sufficiently prior to the Closing Time, the Company furnished copies of the Prospectus in sufficient quantities to such Underwriter, (3) that such Underwriter failed to send or give a copy of the Prospectus to the person asserting such loss, liability, claim, damage or expense prior to the written confirmation or the sale of Securities to such person by such Underwriter as required by the 1933 Act or the 1933 Act Regulations, and (4) that the sending of the Prospectus to the person asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person or persons.

(c)                                  Indemnification of the Underwriters by the Other Selling Shareholders.  The Selling Shareholders not listed on Schedule D hereto severally in proportion to the number of Shares to be sold by such Selling Shareholders hereunder, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with reference to information furnished in writing by or on behalf of such Selling Shareholder expressly for use in the Registration Statement (or any amendment thereto), any preliminary prospectuses or the Prospectuses (or any amendment or supplement thereto) or any preliminary prospectus.  Notwithstanding the foregoing and any provisions in Section 6(a), the aggregate liability of any such Selling Shareholder pursuant to this Section 6(c) shall be limited to the net proceeds received by such Selling Shareholder from the Securities purchased by the Underwriters from such Selling Shareholder pursuant to this Agreement; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent (A) arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if any, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or (B) resulting from the fact that a court of competent jurisdiction shall have made a final, non-appealable determination that (1) the untrue statement or omission was corrected in the Prospectus, (2) that at a time sufficiently prior to the Closing Time, the Company furnished copies of the Prospectus in sufficient quantities to such Underwriter, (3) that such Underwriter failed to send or give a copy of the Prospectus to the person asserting such loss, liability, claim, damage or expense prior to the written confirmation or the sale of Securities to such person by such Underwriter as required by the 1933 Act or the 1933 Act Regulations, and (4) that the sending of the Prospectus to the person asserting such loss, liability, claim, damage or expense would have constituted a defense to the claim asserted by such person or persons.

(d)                                 Indemnification of the Company, Directors, Officers and Selling Shareholders.  Each Underwriter severally agrees to indemnify and hold harmless the Company, CHS and their respective directors, each of the officers of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each Selling Shareholder and each person, if any, who controls each Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a)(1) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, if any, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Goldman Sachs and Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

(e)                                  Actions Against Parties; Notification.  Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement.  In the case of parties indemnified pursuant to Section 6(a)(1), 6(b) and 6(c) above, counsel to the indemnified parties shall be selected by Goldman Sachs and Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(d) above, counsel to the indemnified parties shall be selected by the Company.  An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.  No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(f)                                    Settlement Without Consent If Failure to Reimburse.  If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(1)(ii), 6(b) and 6(c) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

(g)                                 Other Agreements with Respect to Indemnification.  The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

SECTION 7.                                Contribution.

If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, CHS and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, CHS and the Selling Shareholders, on the one hand, and of the Underwriters, on the other hand, in connection with the statements or omissions, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

The relative benefits received by the Company, CHS and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Selling Shareholders and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus bear to the aggregate initial public offering price of the Securities as set forth on such cover.

The relative fault of the Company, CHS and the Selling Shareholders, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company, by the Selling Shareholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The Company, CHS, the Selling Shareholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7.  The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

Notwithstanding the provisions of this Section 7, (i) no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission and (ii) no Selling Shareholder shall be required to contribute any amount in excess of the amount of the total net proceeds received by such Selling Shareholder from the sale of Securities pursuant to this Agreement or on a basis other than as specified in Section 6(b) or 6(c), as the case may be.

No person guilty of fraudulent misrepresentation (within the meaning of
Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company or CHS, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company or any Selling Shareholder within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and CHS or such Selling Shareholder, as the case may be.  The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule A hereto and not joint.  The Selling Shareholders’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Schedule B hereto and not joint.

The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

SECTION 8.                                Representations, Warranties and Agreements to Survive Delivery.

All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company, CHS or any of their subsidiaries submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters.

SECTION 9.                                Termination of Agreement.

(a)                                  Termination; General.  The Representatives may terminate this Agreement, by notice to the Company and the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of Goldman Sachs and Merrill Lynch, impracticable or inadvisable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

(b)                                 Liabilities.  If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7 and 8 shall survive such termination and remain in full force and effect.

SECTION 10.                          Default by One or More of the Underwriters.

If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

(a)                                  if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)                                 if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after Closing Time, the obligation of the Underwriters to purchase and of the Selling Shareholders to sell the Option Securities to be purchased and sold on such Date of Delivery, shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which occurs after Closing Time, which does not result in a termination of the obligation of the Underwriters to purchase and the Selling Shareholders to sell the relevant Option Securities, as the case may be, either the Representatives or the Company and the Selling Shareholders shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements.  As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

SECTION 11.                          Default by One or More of the Selling Shareholders.

If a Selling Shareholder shall fail at Closing Time or at a Date of Delivery to sell and deliver the number of Securities which such Selling Shareholder or Selling Shareholders are obligated to sell hereunder, and the remaining Selling Shareholders do not exercise the right hereby granted to increase, pro rata or otherwise (including, without limitation, solely by the Forstmann Little & Co. Selling Shareholders listed on Schedule D hereto), the number of Securities to be sold by them hereunder to the total number to be sold by all Selling Shareholders as set forth in Schedule B hereto, then the Underwriters may, at option of the Representatives, by notice from the Representatives to the Company and the non-defaulting Selling Shareholders, either (a) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6, 7 and 8 shall remain in full force and effect or (b) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder.  No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Representatives, the Company and the non-defaulting Selling Shareholders shall have the right to postpone Closing Time or Date of Delivery for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

SECTION 12.                          Notices.

All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.  Notices to the Underwriters shall be directed to the Representatives at 85 Broad Street, New York, NY 10004 Attention: Registration Department and 4 World Financial Center, North Tower, New York, New York 10080, Attention: Registration Department, with a copy to Debevoise & Plimpton LLP, 919 Third Avenue, New York, New York, Attention:  Michael W. Blair and Steven J. Slutzky; and notices to the Company or CHS shall be directed to them at 155 Franklin Road, Suite 400, Brentwood, Tennessee 37027, Attention:  Rachel A. Seifert, Senior Vice President, Secretary and General Counsel, with a copy to Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004, Attention:  Jeffrey Bagner.

SECTION 13.                          Parties.

This Agreement shall inure to the benefit of and be binding upon the Underwriters and the Company and the Selling Shareholders, and their respective successors.  Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and CHS and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained.  This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation.  No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

SECTION 14.                          GOVERNING LAW AND TIME.

THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO CONFLICTS OF LAW PRINCIPLES THEREOF.  EXCEPT AS

OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

SECTION 15.                          Effect of Headings.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Underwriters, the Company and CHS and the Selling Shareholders in accordance with its terms.

Very truly yours,

COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ W. Larry Cash
Name: W. Larry Cash
Title: Executive Vice President

CHS/COMMUNITY HEALTH SYSTEMS, INC.

By:	/s/ W. Larry Cash
Name: W. Larry Cash
Title: Executive Vice President & CFO

Each of the SELLING SHAREHOLDERS
Named in Schedule B Hereto

By:	/s/ Rachel A. Seifert
Name: Rachel A. Seifert
As Attorney-in-Fact acting on behalf of the Selling Shareholders named in Schedule B hereto

CONFIRMED AND ACCEPTED,
as of this 19th day of April, 2004:

GOLDMAN, SACHS & CO.
MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED
BANC OF AMERICA SECURITIES LLC
J.P. MORGAN SECURITIES INC.
CITIGROUP GLOBAL MARKETS INC.
UBS SECURITIES LLC
WACHOVIA CAPITAL MARKETS, LLC

By: Goldman, Sachs & Co.

/s/ Goldman, Sachs & Co.
(Goldman, Sachs & Co.)

By:	Merrill Lynch, Pierce, Fenner & Smith Incorporated

By:	/s/ M. Toby King
Name: M. Toby King
Title: Vice President

For themselves and as Representatives of the other Underwriters named in Schedule A hereto

SCHEDULE A

Name of Underwriter	Number of Initial Securities
Goldman, Sachs & Co.	6,720,261
Merrill Lynch, Pierce, Fenner & Smith Incorporated	6,720,261
Banc of America Securities LLC	2,800,108
J.P. Morgan Securities Inc	2,800,108
Citigroup Global Markets Inc	1,120,044
UBS Securities LLC	1,120,044
Wachovia Capital Markets, LLC	1,120,044
Leerink Swann & Company	100,000
Advest, Inc.	100,000
Avondale Partners LLC	100,000
Oppenheimer & Co. Inc.	100,000
Harris Nesbitt Corp.	100,000
Jefferies & Company, Inc.	100,000
Raymond James & Associates, Inc.	150,000
Scotia Capital (USA) Inc.	100,000
SunTrust Capital Markets, Inc.	150,000

Total	23,400,870

SCHEDULE B

Selling Shareholders	Number of Initial Securities	Maximum Number of Option Securities
Forstmann Little & Co. Equity Partnership-V, L.P.	13,416,696	2,017,413]
Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P.	9,583,304	1,441,001
Russell Eldridge	3,056	458
Richard E. Ragsdale Unified Credit Trust	43,492	6,524
Anne E. Ragsdale	81,598	12,240
Richard E. Ragsdale	97,958	14,694
Ernest Bacon	6,683	—
W. Larry Cash	64,488	9,673
Joseph G. Seay	6,962	1,044
Michael T. Portacci	30,558	4,584
Martin G. Schweinhart	6,766	—
Larry M. Carlton	1,396	209
Gary D. Newsome	18,450	—
John A. Fromhold	24,200	—
T. Mark Buford	15,263	2,290
Total	23,400,870	3,510,130

SCHEDULE C

COMMUNITY HEALTH SYSTEMS, INC.

23,400,870 Shares of Common Stock

(Par Value $.01 Per Share)

1.                                       The public offering price per share for the Securities, determined as provided in said Section 2, shall be $24.50.

2.                                       The purchase price per share for the Securities to be paid by the several Underwriters shall be $23.76, being an amount equal to the initial public offering price set forth above less $0.74 per share; provided that the purchase price per share for any Option Securities purchased upon the exercise of the over-allotment option described in Section 2(b) shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Initial Securities but not payable on the Option Securities.

SCHEDULE D

Forstmann Little & Co. Selling Shareholders

Forstmann Little & Co. Equity Partnership-V, L.P.
Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P.

SCHEDULE E

List of Persons Subject to Lock-Up

Forstmann Little & Co. Equity Partnership-V, L.P.

Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, L.P.

J. Anthony Forstmann

Theodore J. Forstmann

Dale F. Frey

Sandra A. Horbach

Harvey Klein, M.D.

Thomas H. Lister

Wayne T. Smith

John A. Clerico

W. Larry Cash
David L. Miller

Gary D. Newsome

Michael T. Portacci

Martin G. Schweinhart

T. Mark Buford

Rachael A. Seifert

Exhibit A-1

FORM OF OPINION OF COMPANY’S GENERAL COUNSEL

TO BE DELIVERED PURSUANT TO

SECTION 5(b)(i)

April 23, 2004

Goldman, Sachs & Co.

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

Incorporated

Banc of America Securities LLC

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

UBS Securities LLC

Wachovia Capital Markets, LLC

As Representatives of the several Underwriters

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York  10004 and

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

North Tower

New York, New York  10080

Ladies and Gentlemen:

I am Senior Vice President, Secretary and General Counsel of Community Health Systems, Inc., a Delaware corporation (the “Company”), and CHS/Community Health Systems, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“CHS”).  I am delivering this opinion pursuant to (i) Section 5(b)(i) of the Underwriting Agreement, dated April 19, 2004 (the “Underwriting Agreement”), among the Company, CHS, the selling stockholders listed in Exhibit B to the Underwriting Agreement (the “Selling Stockholders”) Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., UBS Securities LLC and Wachovia Capital Markets, LLC, as Representatives of the several Underwriters named in Schedule A thereto.  All capitalized terms used herein that are defined in, or by reference in, the Underwriting Agreement have the meanings assigned to such terms therein, or by reference therein, unless otherwise defined herein.  With your permission, all assumptions and statements of reliance expressly set forth herein have been made without any independent investigation or verification on my part except to the extent otherwise expressly stated, and, except to the extent otherwise expressly stated, I express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, I have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company and CHS, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, CHS and others, in each case as I have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, I have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents and the conformity to original or certified copies of all copies submitted to me as conformed or reproduction copies.  As to various questions of fact relevant to the opinions expressed herein, I have relied upon, and assume the accuracy of, the representations and warranties contained in the Underwriting Agreement and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, CHS and others and assume compliance on the part of all parties to the Underwriting Agreement with the covenants and agreements contained therein.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, I am of the opinion that:

1.             The Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

2.             Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

3.             Except as otherwise disclosed in exhibit 21 to the Form 10-K for the year ended December 31, 2003, as amended, (the “2003 Form 10-K”), and with respect to the pledge of shares of capital stock under the Company’s senior secured credit faciltiy all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, to the best of my knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding

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shares of capital stock of any Subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary.

4.             The outstanding shares of Common Stock have been duly authorized and validly issued and are fully paid and non-assessable.

5.             All descriptions in the Prospectus of contracts and other documents to which the Company, CHS or their subsidiaries are a party are accurate in all material respects; to the best of my knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

6.             None of the Company or CHS is in violation of its charter or by-laws.

7.             The Company, CHS and each of their subsidiaries and each of the hospitals owned, leased or operated by any of them have all necessary permits, licenses, certificates, approvals (including, without limitation, certification under the Medicare and Medicaid programs), accreditations (including, without limitation, accreditation by the Joint Commission on Accreditation of Healthcare Organizations) and other authorizations (“Governmental Licenses”) (except where the failure to have such Governmental Licenses, individually or in the aggregate, would not reasonably be expected to have a material adverse effect on the business, operations or financial condition of the Company, CHS and their subsidiaries taken as a whole), to own their respective properties and to conduct their respective businesses as now being conducted.

8.             No filing, consent, approval, authorization, order, registration or qualification of or with any Tennessee court or governmental agency or body is required by or on behalf of the Company for the consummation by the Company and CHS of the transactions contemplated by the Underwriting Agreement, expect for such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws, rules and regulations or by the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution of the Securities by the Underwriters.

9.             There is not pending or, to my knowledge, threatened any action, suit, proceeding, inquiry or investigation to which the Company or any subsidiary is a party, or to which the property of the Company or any subsidiary is subject, before or brought by any court or governmental agency or body, domestic or foreign, which would reasonably result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the consummation of the transactions contemplated in the Underwriting Agreement or the performance by the Company of its obligations

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thereunder; it being understood that I express no opinion with respect to any “qui tam” action as to which I have no knowledge of its pendency.

10.           The statements in Item 1 of the 2003 Form 10-K under  “Business of Community Health Systems – Government Regulations”, Business of Community Health Systems – Payment”, “Business of Community Health Systems – Compliance Program”, and in Item 3 of the 2003 Form 10-K under “Legal Proceedings”, in so far as they constitute summaries of legal matters or documents referred to therein, fairly summarize in all material respects the matters referred to therein.

In the course of the preparation by the Company of the Registration Statement and the Prospectus, I attended conferences with certain of the officers, representatives and stockholders of the Company and CHS, representatives of the independent public accountants for the Company and CHS and representatives of the Underwriters, at which the contents of the Registration Statement and the Prospectuses were discussed.  Between the date of effectiveness of the Registration Statement and the time of delivery of this opinion, I attended additional conferences with certain of the officers and representatives of, and the independent public accountants for, the Company and CHS, at which the contents of the Prospectus were discussed to a limited extent.  Given the limitations inherent in the independent verification of factual matters and the character of determinations involved in the registration process, I am not passing upon and do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement and the Prospectus, other than as set forth in paragraphs 5 and 10 above.  Subject to the foregoing and on the basis of the information I gained in the performance of the services referred to above, including information obtained from officers, representatives and stockholders of, and the independent accountants for, the Company and CHS, nothing has come to my attention that causes me to believe that, as of the time it became effective, the Registration Statement contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus as of its date contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  Also, subject to the foregoing, nothing has come to my attention in the course of proceedings described in the second sentence of this paragraph that causes me to believe that the Prospectus on the date and time of delivery of this letter contains an untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.  I express no view or belief, however, with respect to the financial statements, related notes and schedules thereto and other financial data included in, incorporated by reference in or omitted from the Registration Statement or the Prospectus.

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The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of Tennessee and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware, each as currently in effect.  The opinions expressed herein are given as of the date hereof, and I undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if I become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

The opinions expressed herein are solely for your benefit in connection with the Underwriting Agreement and may not be relied on in any manner or for any purpose by any other person or entity and may not be quoted in whole or in part without my prior written consent.

Very truly yours,

Rachel A. Seifert
Senior Vice President, Secretary and General Counsel

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Exhibit A-2

212-859-8136
April 23, 2004	(FAX: 212-859-8586)

FORM OF OPINION OF FRIED, FRANK,

HARRIS, SHRIVER & JACOBSON LLP

TO BE DELIVERED PURSUANT TO

SECTION 5(b)(ii)

Goldman, Sachs & Co.

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Banc of America Securities LLC

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

UBS Securities LLC

Wachovia Capital Markets, LLC

As Representatives of the several Underwriters

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York  10004 and

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

North Tower

New York, New York  10080

Ladies and Gentlemen:

We have acted as special counsel to Community Health Systems, Inc., a Delaware corporation (the “Company”), and CHS/Community Health Systems, Inc., a Delaware corporation and a wholly owned subsidiary of the Company (“CHS”), in connection with the underwritten public offering of up to an aggregate of 26,911,000 shares, including shares covered by an over-allotment option (the “Securities”), of common stock, par value $.01 per share (the “Common Stock”), of the Company.  This opinion is delivered to you pursuant to Section 5(l)(iii) of the Underwriting Agreement dated April 19, 2004 (the “Underwriting Agreement”), among the Company, CHS, the selling stockholders listed on Schedule B of the Underwriting Agreements (the “Selling Stockholders”) and Goldman, Sachs & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Capital Global Markets Inc., UBS Securities LLC, and Wachovia Capital Markets, LLC, as Representatives of the several Underwriters named in Schedule A thereto.  All capitalized terms used herein that are defined in, or by reference in, the Underwriting Agreement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein. With your permission, all assumptions and statements of reliance herein have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, CHS and the Selling Stockholders, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, CHS, the Selling Stockholders and others, in each case as we have deemed necessary or appropriate for the purposes of this opinion.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.  As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, the representations and warranties contained in the Underwriting Agreement and certificates and oral or written statements and other information of or from public officials, officers or other appropriate representatives of the Company, CHS, the Selling Stockholders and others, and assume compliance on the part of all parties to the Underwriting Agreement with the covenants and agreements contained therein.  Insofar as statements herein are based upon our knowledge, such phrase means and is limited to the conscious awareness of facts or other information by lawyers in this firm who gave substantive attention to the representation of the Company and CHS in connection with the Underwriting Agreement.

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With respect to the opinion expressed in the first sentence of paragraph 3 below, we have relied solely on the stock transfer books of the Company.  With respect to the opinions expressed in paragraphs 10 and 11 below, our opinions are limited to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement. With respect to the opinion expressed in paragraph 6, we have relied solely on the oral advice of the staff of the Securities and Exchange Commission (the “Commission”) that the Commission has issued an order declaring the Registration Statement and the Rule 462(b) Registration Statement effective and as to the absence of any stop order or any proceeding relating thereto.

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.             The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.  CHS has been incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

2.             Each of the Company and CHS has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the Underwriting Agreement.

3.             The Securities to be purchased by the Underwriter from the Selling Stockholders have been duly authorized and validly issued and are fully paid and non-assessable.  The Securities to be purchased by the Underwriter from the Selling Stockholders were not issued in violation of the preemptive or other similar rights arising under (i) the Delaware General Corporation Law, (ii) the Restated Certificate of Incorporation or Amended and Restated By-laws of the Company, or (iii) any indenture, mortgage, deed of trust, loan agreement, other agreement or instrument, or court decree or order (including, without limitation, any settlement agreement) which has been filed as an exhibit to the Registration Statement or otherwise identified to us in a certificate provided by the Chief Financial Officer and the General Counsel of the Company as material to the Company and its subsidiaries taken as a whole (collectively, the “Identified Documents”).

4              The sale of the Securities by the Selling Stockholders is not subject to preemptive or other similar rights arising under (i) the Delaware General Corporation Law, (ii) the Restated Certificate of Incorporation or Amended and Restated By-laws of the Company, or (iii) the Identified Documents.

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5.             The Underwriting Agreement has been duly authorized, executed and delivered by the Company and CHS.

6.             The Registration Statement, including any Rule 462(b) Registration Statement, has been declared effective under the 1933 Act.  No stop order suspending the effectiveness of the Registration Statement has been issued under the 1933 Act, and, to our knowledge, no proceedings for that purpose have been instituted or are pending or threatened by the Commission.  Any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b).

7.             The Registration Statement, including any Rule 462(b) Registration Statement, and each amendment or supplement to the Registration Statement and the Prospectus, as of their respective effective or issue dates (other than (a) the financial statements, related notes, supporting schedules and other financial data and financial information included therein, incorporated by reference therein or omitted therefrom and (b) the documents incorporated by reference therein, as to which we express no opinion), appeared on their face to be appropriately responsive as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

8.             The documents incorporated by reference in the Prospectus, when they became effective or were filed with the Commission (other than the financial statements, related notes, supporting schedules and other financial data and financial information included therein or omitted therefrom, as to which we express no opinion), appeared on their face to be appropriately responsive as to form in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations.

9.             The statements in the Prospectus under “Description of Capital Stock,” and “United States Federal Income Tax Considerations for Non-United States Holders” and the statements in the Registration Statement under Item 15, in so far as they constitute summaries of legal matters or documents referred to therein, fairly summarize in all material respects the matters referred to therein.

10.           No filing, consent, approval, authorization, order, registration or qualification of or with any United States, New York or, with respect to matters arising under the Delaware General Corporation Law, Delaware court or governmental agency or body is required by or on behalf of the Company for the consummation by the Company and CHS of the transactions contemplated by the Underwriting Agreement, except the registration under the 1933 Act and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws, rules and regulations or by the National Association of Securities Dealers, Inc.

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(the “NASD”) in connection with the purchase and distribution of the Securities by the Underwriters.

11.           The execution, delivery and performance by the Company and CHS of the Underwriting Agreement and the consummation of the transactions contemplated by the Underwriting Agreement do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default or a Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company, CHS or any of their subsidiaries pursuant to, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the provisions of the Restated Certificate of Incorporation or the Amended and Restated By-laws of the Company, (iii) the Delaware General Corporation Law or any present law, or present regulation of any government agency or authority, of the State of New York or the United States of America known by us to be applicable to the Company or any of its subsidiaries or their respective properties (except that we express no opinion in this paragraph 11 with respect to the anti-fraud provisions of any federal or state securities laws or rules or regulations promulgated thereunder) or (iv) any court decree or order binding upon the Company or any of its subsidiaries or their respective properties (it being understood that with respect to the opinions in clauses (i) and (iv) of this paragraph, such opinions are limited to the Identified Documents).

12.           Except as disclosed in the exhibits to the Form 10-K for the year ended December 31, 2003, as amended, to our knowledge, there are no persons with registration rights or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

13.           The Company is not an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

In the course of our engagement to represent or to advise the Company, we have not become aware of any pending legal proceeding before, or pending investigation by, any court or administrative agency or authority or any arbitration tribunal of the United States or the State of New York against or directly affecting the Company, CHS or any of their respective subsidiaries or properties which seeks to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief in connection with or which would materially adversely affect the legality, validity or enforceability of, the Underwriting Agreement or the transactions contemplated thereby.  In making the foregoing statement, we have endeavored, to the extent we have believed necessary, to determine from lawyers currently in our firm who have performed substantive legal

5

services for the Company, whether such services involved substantive attention in the form of legal representation concerning pending legal proceedings or pending investigations of the nature referred to above.  Beyond that, we have not made any review, search or investigation of public files or records or files or records of the Company, CHS or any of their respective subsidiaries or of their transactions, or any other investigation or inquiry with respect to the foregoing statement.

In the course of the preparation by the Company of the Registration Statement and the Prospectus, we participated in conferences with certain of the officers, representatives and stockholders of the Company and CHS, representatives of the independent public accountants for the Company and CHS and representatives of the Underwriters, at which the Registration Statement and the Prospectus were discussed.  Given the limitations inherent in the role of outside counsel and the independent verification of factual matters and the character of determinations involved in the registration process, we are not passing upon and do not assume any responsibility for the accuracy, completenesss or fairness of the statements contained in the Registration Statement and the Prospectus, except to the extent provided in paragraph 9 above.  Subject to the foregoing and on the basis of the information we gained in the course of the performance of the services referred to above, including information obtained from officers, representatives and stockholders of, and the independent accountants for, the Company and CHS, no facts have come to our attention that cause us to believe that the Registration Statement, at the time the Registration Statement became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus, as of its date and as of the date and time of this letter, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  In each case, however, we express no view or belief with respect to the financial statements, related notes, supporting schedules and other financial data and financial information included in, incorporated by reference in or omitted from the Registration Statement or the Prospectus.

6

The opinions set forth above are subject to the following qualifications:

A.        With respect to the opinions expressed in paragraph 1 above, we have relied solely upon a certificate or certificates of public officials or upon confirmation via facsimile of good standing and valid existence provided by CT Corporation, and our opinion in paragraph 1 is expressed as of the date set forth on such certificate or as of the time of the confirmation received via facsimile.

B.            With respect to the opinion expressed in paragraph 11 above: (i) we have made no independent investigation as to whether the Identified Documents identified to us in the Officer’s Certificate, which are governed by the laws of any jurisdiction other than the State of New York, will be enforced as written under the laws of such jurisdiction; and (ii) we express no opinion with respect to any conflict with or any breach or violation of, or default under, any Identified Document (x) not readily ascertainable from the face of such document, (y) arising under or based upon any cross-default provisions insofar as such conflict, breach, violation or default relates to a default under a document which is not an Identified Document, or (z) arising under or based upon any covenant of a financial or numerical nature or which requires arithmetic computation.

C.            With respect to the opinion expressed in paragraph 3, we have assumed that the par value for the Securities has been received in full by the Company.

D.            We express no opinion as to validity, binding effect or enforceability of any provision of any agreement relating to indemnification, contribution, exculpation or governing law, or whether any such provision conflicts with, breaches or violates any law.

E.             The opinions expressed above are subject to the effect of, and we express no opinions herein as to, the application of state or foreign securities or Blue Sky laws or any rules and regulations thereunder.

F.             We express no opinion as to compliance with the rules and regulations of the NASD.

The opinions expressed herein are limited to the federal laws of the United States of America, the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the General Corporation Law of the State of Delaware, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have or the opinions expressed herein.  The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

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The opinions expressed herein are solely for your benefit in connection with the Underwriting Agreement and may not be relied on in any manner or for any purpose by any other person or entity (including by any person that acquires Securities from you) and may not be quoted in whole or in part without our prior written consent.  In addition, this letter and its benefits are not assignable, without our prior written consent, to any person that acquires Securities from you.

Very truly yours,

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

8

Exhibit A-3

FORM OF OPINION OF COUNSEL TO THE SELLING SHAREHOLDERS

TO BE DELIVERED PURSUANT TO

SECTION 5(c)

212-859-8136

April 23, 2004	(FAX: 212-859-8586)

Goldman, Sachs & Co.

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

Banc of America Securities LLC

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

UBS Securities LLC

Wachovia Capital Markets, LLC

As Representatives of the several Underwriters

c/o Goldman, Sachs & Co.

85 Broad Street

New York, New York  10004 and

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith Incorporated

4 World Financial Center

North Tower

New York, New York  10080

Ladies and Gentlemen:

We have acted as special counsel to Forstmann Little & Co. Equity Partnership-V, L.P., a Delaware limited partnership (“Equity-V”), and Forstmann Little & Co. Subordinated Debt and Equity Management Buyout Partnership-VI, a Delaware limited partnership (“MBO-VI,” and, together with Equity-V, the “FL Selling Stockholders”), and the other selling stockholders listed in Schedule B to the Underwriting Agreement (the “Other Selling Stockholders,” and together with the FL Selling Stockholders, the “Selling Stockholders”) in connection with the underwritten public offering (the “Offering”) by the Selling Stockholders of up to an aggregate of 26,911,000 shares, including shares covered by an over-allotment option (the “Securities”), of common stock, par value $.01 per share (the “Common Stock”), of the Company.  This opinion is delivered to you at the request of the Selling Stockholders pursuant to Section 5(c) of the Underwriting Agreement, dated April 19, 2004 (the “Underwriting Agreement”), among Community Health Systems, Inc., a Delaware corporation (the “Company”), CHS/Community Health Systems, Inc., a Delaware corporation and a wholly-owned subsidiary of the Company (“CHS”), the Selling Stockholders and

Goldman, Sachs & Co., Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Capital Markets Inc., UBS Securities LLC, and Wachovia Capital Markets, LLC, as Representatives of the several Underwriters named in Schedule A thereto.  All capitalized terms used herein that are defined in, or by reference in, the Underwriting Agreement have the meanings assigned to such terms therein or by reference therein, unless otherwise defined herein.  With your permission, all assumptions and statements of reliance have been made without any independent investigation or verification on our part except to the extent otherwise expressly stated, and we express no opinion with respect to the subject matter or accuracy of such assumptions or items relied upon.

In connection with this opinion, we have (i) investigated such questions of law, (ii) examined originals or certified, conformed or reproduction copies of such agreements, instruments, documents and records of the Company, CHS and the Selling Stockholders, such certificates of public officials and such other documents and (iii) received such information from officers and representatives of the Company, CHS, the Selling Stockholders and others, in each case as we have deemed necessary or appropriate for the purposes of this opinion, including, without limitation, (i) a power of attorney, as amended (each, a “Power of Attorney” and collectively, the “Powers of Attorney”), executed and delivered by each of the Selling Stockholders, (ii) a custody agreement, as amended (the “Custody Agreement”) between Rachel A. Seifert, as Attorney-in-Fact (the “Attorney-in-Fact”) for the Selling Stockholders, and ChaseMellon Shareholder Services L.L.C., as custodian (the “Custodian”), and (iii) the Underwriting Agreement.

In all such examinations, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of original and certified documents, and the conformity to original or certified copies of all copies submitted to us as conformed or reproduction copies.  We have also assumed that all trustees executing documents on behalf of a trust have the power and authority to do so.  We have further assumed for purposes of the opinions expressed herein that the Custodian has the power to enter into and perform the Custody Agreement and that each such agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding obligation of, the Custodian.  As to various questions of fact relevant to the opinions expressed herein, we have relied upon, and assume the accuracy of, representations and warranties of each of the Selling Stockholders contained in the Powers of Attorney, the Custody Agreement and the Underwriting Agreement, and certificates and oral or written statements and other information of or from public officials, officers or representatives of the Company, CHS, the Selling Stockholders and others, including, but not limited to, the statements made in the certificates of a general partner of each FL Selling Stockholder attached hereto as Annex A (the “General Partner’s Certificate”), and assume compliance on the part of all parties to the Custody Agreement and the Underwriting Agreement with the covenants and agreements contained therein.

With reference to the opinion expressed in paragraph 2 below or clause (iii) of paragraph 3 below, our opinion is limited to our review of only those laws and regulations that, in our experience, are normally applicable to transactions of the type contemplated by the Underwriting Agreement.

2

Based upon the foregoing, and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that:

1.             The Underwriting Agreement has been duly authorized, executed and delivered by or on behalf of each of the Selling Stockholders.

2.             No filing, consent, approval, authorization, order, registration or qualification of or with any United States, New York or, with respect to matters arising under the Delaware Revised Uniform Limited Partnership Act, Delaware court or governmental agency or body is required by or on behalf of either of the FL Selling Stockholders for the sale of the Securities or the consummation by either of the FL Selling Stockholders of the transactions contemplated by the Underwriting Agreement and the Custody Agreement and the applicable Power of Attorney, except the registration under the 1933 Act of the Securities and such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state or foreign securities or Blue Sky laws, rules and regulations or by the National Association of Securities Dealers, Inc. (the “NASD”) in connection with the purchase and distribution of the Securities by the Underwriters.

3.             The execution, delivery and performance by either of the FL Selling Stockholders of the Underwriting Agreement and the applicable Power of Attorney and the execution, delivery and performance by the Attorney-in-Fact of the Custody Agreement and the consummation of the transactions contemplated by the Underwriting Agreement and the Custody Agreement and the applicable Power of Attorney do not and will not conflict with, or result in a breach or violation of, any of the terms or provisions of, or constitute a default or a Repayment Event under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of either of the FL Selling Stockholders pursuant to, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which either of the FL Selling Stockholders is a party or by which either of the FL Selling Stockholders is bound or to which any of the property or assets of either of the FL Selling Stockholders is subject, (ii) the provisions of the partnership agreement of either of the FL Selling Stockholders, (iii) the Delaware Revised Uniform Limited Partnership Act or any present law, or present regulation of any government agency or authority, of the State of New York or the United States of America known by us to be applicable to either of the FL Selling Stockholders or their respective properties (except that we express no opinion in this paragraph 3 with respect to the anti-fraud provisions of any federal or state securities laws or rules or regulations promulgated thereunder) or (iv) any court decree or order binding upon either of the FL Selling Stockholders or their respective properties (it being understood that with respect to the opinions in clauses (i) and (iv) of this paragraph, such opinions are limited to the indentures, mortgages, deeds of trust, loan agreements or other agreements or instruments or court decrees or orders identified in the General Partner’s Certificate).

4.             The Custody Agreement and the Power of Attorney of each Selling Stockholder have been duly authorized, executed and delivered by or on behalf of such Selling Stockholder and are valid and binding agreements of such Selling Stockholder in accordance with their terms.

5.             Upon (A) payment for the Securities to be sold by the Selling Stockholders as provided in the Underwriting Agreement, (B) registration of the transfer of such Securities to,

3

and registration of such Securities in the name of, Cede & Co. or such other nominee as may be designated by the Depository Trust Company (“DTC”) and (C) the crediting of such Securities on the books of DTC to the securities accounts (within the meaning of Section 8-501 of the Uniform Commercial Code as currently in effect in the State of New York (the “UCC”)) of the various Underwriters (assuming that each of the Underwriters lacks “notice of any adverse claim” (within the meaning of Sections 8-102 and 8-105 of the UCC) to such Securities)), (x) the Underwriters will acquire “security entitlements” in respect of such Securities (within the meaning of Section 8-102 of the UCC) and (y) no action based on any “adverse claim” (within the meanings of Section 8-102 and 8-502 of the UCC) to such Securities may be asserted against the Underwriters with respect to such security entitlements.

The opinions set forth above are subject to the following qualifications:

A.            With respect to the opinion expressed in paragraph 3 above:  (i) we have made no independent investigation as to whether the indentures, mortgages, deeds of trust, loan agreements, other agreements and instruments, court decrees orders identified to us in the General Partner’s Certificate, which are governed by the laws of any jurisdiction other than the State of New York, will be enforced as written under the laws of such jurisdiction; and (ii) we express no opinion with respect to any conflict with or any breach or violation of, or default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument (x) not ascertainable from the face of such indenture, mortgage, deed of trust, loan agreement or other agreement or instrument, (y) arising under or based upon any cross-default provisions insofar as such conflict, breach, violation or default relates to a default under an agreement not identified to us in the General Partner’s Certificate or (z) arising under or based upon any covenant of a financial or numerical nature or which requires arithmetic computation.

B.            We express no opinion as to the validity, binding effect or enforceability of any provision of any agreement relating to indemnity, contribution, exculpation or governing laws or specifying that provisions thereof may be waived only in writing, to the extent an oral agreement or an implied agreement by trade practice or course of conduct has been created that modifies any provision of that agreement.

C.            The opinions expressed above are subject to the effect of, and we express no opinions herein as to, the application of state or foreign securities or Blue Sky laws of any rules or regulations thereunder.

D.            We express no opinion as to compliance with the rules and regulations of the NASD.

E.             The opinions expressed herein are subject to (i) bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance and other similar laws now or hereafter in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity including, without limitation, standards of materiality, good faith, fair dealing and reasonableness, equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

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F.             We have assumed for purposes of the opinion set forth in paragraph 5 above that (i) the registration of the transfer of the Securities to be sold by the Selling Stockholders to, and the registration of such Securities in the name of, Cede & Co. or another nominee designated by DTC, in each case on the Company’s stock transfer records, have been effected in accordance with the Company’s charter and by-laws and with the Delaware General Corporation Law, (ii) DTC is registered as a “clearing corporation” within the meaning of Section 8-102 of the UCC and (iii) DTC’s “securities intermediary’s jurisdiction” within the meaning of Section 8-110(e) of the UCC with respect to securities accounts established by DTC and any security entitlements in respect of the financial assets credited thereto is the State of New York.  The opinion expressed in paragraph 5 is limited solely to (and the terms are used therein as defined in) Article 8 of the UCC as currently in effect in the State of New York.

G.            We express no opinion with respect to compliance with Sections 13 and 16 under the 1934 Act and the rules and regulations of the Commission thereunder.

The opinions expressed herein are limited to the federal laws of the United States of America and the laws of the State of New York and, to the extent relevant to the opinions expressed herein, the Delaware Revised Uniform Limited Partnership Act, each as currently in effect, and no opinion is expressed with respect to any other laws or any effect that such other laws may have or the opinions expressed herein.  The opinions expressed herein are limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein.  The opinions expressed herein are given as of the date hereof, and we undertake no obligation to supplement this letter if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof or for any other reason.

The opinions expressed herein are solely for your benefit in connection with the Underwriting Agreement and may not be relied on in any manner or for any purpose by any other person or entity (including any person that acquires Securities from you) and may not be quoted in whole or in part without our prior written consent.  In addition, this letter and its benefits are not assignable, without our prior written consent, to any person that acquires Securities from you.

Very truly yours,

FRIED, FRANK, HARRIS, SHRIVER & JACOBSON LLP

5

April 23, 2004

Goldman, Sachs & Co.

Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith
                Incorporated

Banc of America Securities LLC

J.P. Morgan Securities Inc.

Citigroup Global Markets Inc.

UBS Securities LLC

Wachovia Capital Markets, LLC

                as Representatives of the several Underwriters

c/o Goldman, Sachs & Co.

85 Broad Street

New York, NY 10004 and

c/o Merrill Lynch & Co.

Merrill Lynch, Pierce, Fenner & Smith

                Incorporated

4 World Financial Center

North Tower

New York, New York 10080

Ladies & Gentlemen:

                We have acted as counsel for Anne E. Ragsdale, as trustee (the “Trustee”) of the Richard E. Ragsdale Unified Credit Trust under Trust Agreement dated December 30, 1992 (the trust is hereafter referred to as the “Trust” and the trust agreement as the “Trust Agreement”) in connection with the Trust’s proposed sale of shares of common stock of Community Health Systems, Inc. (the “Company”) in a proposed public offering and sale of common stock of the Company by the Company, the Trust and certain other selling stockholders of the Company.

                In connection with this Opinion, we have reviewed the Underwriting Agreement (the “Underwriting Agreement”) between the Trust and the underwriters (the “Underwriters”) for the proposed public offering (the “Offering”) of shares of common stock of the Company, an Irrevocable Power of Attorney (“Power of Attorney”) on behalf of the Trust naming Wayne T. Smith, W. Larry Cash and Rachel A. Seifert as attorneys-in-fact (“Attorneys-in-fact”) in connection with the Offering, a Custody Agreement with Mellon Investor Services LLC (the “Custody Agreement”) and a stock certificate representing 82,397 shares of common stock of the Company (the “Securities”).

                We have also reviewed the Trust Agreement and such other matters as we have deemed necessary or appropriate for the purposes of this opinion. As to various issues of fact, we have relied upon statements and an affidavit of the Trustee, without independent verification or investigation. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies and the legal capacity of all natural persons.

                For purposes of this opinion we have assumed that all conditions for a sale of the Securities in the Stockholder’s Agreement to which the Securities are subject have been or will be satisfied prior to the sale of the Securities. Furthermore, we express no opinion regarding any adverse claim to the Securities by any person claiming by, through or under the Underwriters.

                Based on the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that:

1.     No filing with, or consent, approval, authorization, license, order, registration, qualification or decree of, any federal or Tennessee court or governmental authority or agency (other than the issuance of the order of the Securities and Exchange Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws as to which we express no opinion) is necessary or required to be obtained by the Trustee or the Trust for the performance by the Trustee and the Trust of their obligations under the Underwriting Agreement or in the Power of Attorney or Custody Agreement, or in connection with the offer, sale or delivery of the Securities owned by the Trust that have been properly registered for sale in the Registration Statement.

2.     The Power of Attorney and Custody Agreement have been duly executed and delivered by the Trustee and the Trust, and each constitutes the legal, valid and binding agreement of the Trustee and the Trust, subject to (a) the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting the rights of creditors and (b) general principles of equity (including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance, injunctive relief and other equitable remedies), regardless of whether considered in a proceeding at law or in equity. The Underwriting Agreement has been duly authorized, executed, and delivered by or on behalf of the Trustee and the Trust.

3.     The Attorneys-in-Fact named in the Power of Attorney have been duly authorized by the Trustee and the Trust to deliver the Securities on behalf of the Trustee and the Trust in accordance with the terms of the Underwriting Agreement.

4.     The execution, delivery and performance of the Underwriting Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities owned by the Trust and the consummation of the transactions contemplated in the Underwriting Agreement and in the Registration Agreement and compliance by the Trustee and the Trust with its obligations under the Underwriting Agreement is within the power of the Trustee and, to our knowledge, will not, whether with or without the giving of notice or passage of time or both, constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities of the Trust or any property or assets of the Trust pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which the Trust is a party or by which it may be bound, or to which any of the property or assets of the Trust may be subject, and of which we have knowledge, nor will such action result in any violation of any federal or Tennessee law or administrative regulation, or, to our knowledge, any judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over the Trust or any of its properties.

5.     To our knowledge, the Trust has full right power and authority to sell, transfer and delivery the Securities pursuant to the Underwriting Agreement. Upon payment for and delivery of the Securities with all necessary endorsements in accordance with the terms of the Underwriting Agreement, and assuming the Underwriters are acquiring the

Securities in good faith without notice of any adverse claim, the Underwriters will be owners of the Securities, free and clear of any adverse claim.

                We express no opinion herein other than as to the law of the State of Tennessee and federal law. Our opinion is rendered as of the date hereof and we assume no obligation to advise you of changes in law or fact (or the effect thereof on the opinions expressed herein) that hereafter may come to our attention.

                As used herein, “known to us,” “to our knowledge” and any similar phrase refers solely to the current, actual knowledge, acquired during the course of the representation described in the introductory paragraph of this letter, of those attorneys in this firm who have rendered legal services in connection with such representation (excluding any lawyers whose involvement has been limited to reviewing this opinion as part of our firm’s opinion review procedure).

                This opinion is rendered solely for your information in connection with the above-referenced transaction and may not be delivered or quoted to any other person or relied upon for any other purpose without our prior written consent.

Very truly yours,

Bass, Berry & Sims PLC

[Form of lock-up from directors, officers or other stockholders pursuant to Section 5(j)]

Exhibit B

Community Health Systems, Inc.

Lock-Up Agreement

•, 2004

Goldman, Sachs & Co.
Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated

and to each of the Underwriters

named in the Underwriting Agreement

c/o Goldman, Sachs & Co.

85 Broad Street

New York, NY  10004 and
c/o Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
North Tower
New York, New York  10080

Re:  Community Health Systems, Inc.- Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman, Sachs & Co. (“Goldman Sachs”), Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Banc of America Securities LLC, J.P. Morgan Securities Inc., Citigroup Global Markets Inc., UBS Securities LLC and Wachovia Capital Markets, LLC as the representatives (the “Representatives”), propose to enter into an Underwriting Agreement on behalf of the several Underwriters named in Schedule A to such agreement (collectively, the “Underwriters”), with Community Health Systems, Inc., a Delaware corporation (the “Company”), CHS and the Selling Stockholders listed in Schedule B to such Agreement (the “Selling Stockholders”) providing for the public offering of shares (the “Shares”) of the Company’s common stock, par value $.01 per share (the “Common Stock”).  Such offering will be made pursuant to Registration Statement on Form S-3 (No. 333-112084), as amended, and Registration Statement on Form S-3 (No. 333-114418), filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period beginning from the date of the final Prospectus covering the public offering of the Shares and continuing to and including the date 90 days after the date of each such final Prospectus, the undersigned will not, directly or indirectly, offer, sell, contract to sell, pledge, grant any option to purchase, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, whether now owned or hereinafter acquired, by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (collectively the “Undersigned’s Shares”), or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing.

The foregoing restriction is expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned.  Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

Notwithstanding the foregoing, the undersigned may transfer(1) the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, (iii) if such transfer occurs by operation of law, such as rules of descent and distribution, statutes governing the effects of a merger or a qualified domestic order, provided that the transferee agrees to be bound in writing by the restrictions set forth herein or (iv) with the prior written consent of Goldman Sachs and Merrill Lynch on behalf of the Underwriters.  For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.  In addition, notwithstanding the foregoing, if the undersigned is a corporation, the corporation may transfer the capital stock of the Company to any

(1)  Insert the following language in Mr. Miller’s lock-up agreement:  [(A) up to 191,403 of the Undersigned’s Shares during the 90-day period described in the second paragraph of this Lock-Up Agreement in any manner that would otherwise be prohibited by this Lock-Up Agreement, and (B)] and insert the following language in Ms. Seifert’s lock-up agreement [(A) up to [50,000] of the Undersigned’s Shares during the 90-day period described in the second paragraph of this Lock-Up Agreement in any manner that would otherwise be prohibited by this Lock-Up Agreement, and (B)].

B-2

wholly-owned subsidiary of such corporation; provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such capital stock subject to the provisions of this Agreement and there shall be no further transfer of such capital stock except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value.  The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering.  The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Shareholder

Authorized Signature

Title

B-3